Saga Communications, Inc. Reports 2nd Quarter Results

Net Revenue Increases 2.6%

GROSSE POINTE FARMS, Mich., Aug. 6, 2013 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported that net operating revenue increased 2.6% for the period ending June 30, 2013. Station operating expense was $23.5 million this quarter compared to $22.0 million for the same period last year. $851 thousand of the increase was the result of the credits received for music licensing fees during the 2nd quarter of 2012 that are not recurring in 2013. Station operating expense increased 7.0% compared to the same period last year, but only 3.0% when adjusted for such credits. Operating income decreased 8.0% to $8.4 million compared to $9.1 million for the same period last year. Adjusted for the music licensing fee credits, operating income would have increased 1.5%. Net income for the quarter decreased 6.4% to $4.8 million ($0.84 per fully diluted share) compared to net income of $5.1 million ($0.91 per fully diluted share) for the same period last year.

Net operating revenue increased 0.8% for the six month period ending June 30, 2013. Station operating expense increased 2.9% to $45.6 million. Adjusted for the $851 thousand music licensing credits received in the 2nd quarter of 2012, station operating expense would have increased 0.9%. Operating income decreased 5.8% to $13.3 million compared to $14.1 million for the same period last year. Adjusted for the music licensing fee credits, operating income would have increased 0.2%. Net income for the six month period decreased 1.1% to $7.8 million ($1.35 per fully diluted share compared to $1.38 per fully diluted share for the same period last year).

Capital expenditures in the 2nd quarter of 2013 and 2012 were $1.3 million. The Company currently expects to spend approximately $5.5 million for capital expenditures during 2013.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 2nd Quarter 2013 conference call will be on Tuesday, August 6, 2013 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 234-9960. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on August 6, 2013 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Six Months Ended
June 30, 2013 and 2012
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating Results
Net operating revenue	$33,832	$32,986	$62,789	$62,309
Station operating expense	23,493	21,959	45,581	44,319
Corporate general and administrative	1,982	1,940	3,930	3,889
Operating income from continuing operations	8,357	9,087	13,278	14,101
Interest expense	357	458	715	986
Other expense (income), net	66	(8)	91	(10)
Income from continuing operations before income tax	7,934	8,637	12,472	13,125
Income tax expense	3,130	3,438	4,942	5,223
Income from continuing operations, net of income taxes	4,804	5,199	7,530	7,902
Income (loss) from discontinued operations, net of income taxes	-	(67)	223	(65)
Net income	$4,804	$5,132	$7,753	$7,837
Basic earnings (loss) per share:
From continuing operations	$0.85	$0.92	$1.33	$1.40
From discontinued operations	-	(0.01)	0.04	(0.01)
Earnings per share	$0.85	$0.91	$1.37	$1.39
Diluted earnings (loss) per share:
From continuing operations	$0.84	$0.92	$1.31	$1.39
From discontinued operations	-	(0.01)	0.04	(0.01)
Earnings per share	$0.84	$0.91	$1.35	$1.38
Weighted average common shares	5,683	5,661	5,677	5,658
Weighted average common and common
equivalent shares	5,745	5,663	5,740	5,667

Free Cash Flow
Net income	$4,804	$5,132	$7,753	$7,837
Plus: Depreciation and amortization:
Station	1,599	1,620	3,183	3,256
Corporate	56	56	113	113
Discontinued operations	-	97	-	194
Deferred tax provision	985	1,163	1,600	1,773
Non-cash compensation	-	25	16	82
Gain on disposal of television station	-	-	(223)	-
Other expense (income), net	66	(8)	91	(10)
Less: Capital expenditures	(1,288)	(1,313)	(2,465)	(2,502)
Free cash flow	$6,222	$6,772	$10,068	$10,743

Balance Sheet Data
Working capital			$30,985	$19,731
Net fixed assets			$57,656	$59,734
Net intangible assets and other assets			$95,932	$98,443
Total assets			$197,983	$191,844
Long-term debt (including current
portion of $1,078 and $0, respectively)			$51,078	$58,828
Stockholders' equity			$112,272	$100,815

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Six Months Ended
June 30, 2013 and 2012
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2013:
Net operating revenue	$28,674	$5,158	$ -	$33,832
Station operating expense	20,215	3,278	-	23,493
Corporate G&A	-	-	1,982	1,982
Operating income (loss) from continuing operations	$8,459	$1,880	$(1,982)	$8,357
Depreciation and amortization	$1,249	$350	$56	$1,655

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2012:
Net operating revenue	$28,482	$4,504	$ -	$32,986
Station operating expense	18,921	3,038	-	21,959
Corporate G&A	-	-	1,940	1,940
Operating income (loss) from continuing operations	$9,561	$1,466	$(1,940)	$9,087
Depreciation and amortization	$1,274	$346	$56	$1,676

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2013:
Net operating revenue	$53,136	$9,653	$ -	$62,789
Station operating expense	39,222	6,359	-	45,581
Corporate G&A	-	-	3,930	3,930
Operating income (loss) from continuing operations	$13,914	$3,294	$(3,930)	$13,278
Depreciation and amortization	$2,491	$692	$113	$3,296

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2012:
Net operating revenue	$53,682	$8,627	$ -	$62,309
Station operating expense	38,276	6,043	-	44,319
Corporate G&A	-	-	3,889	3,889
Operating income (loss) from continuing operations	$15,406	$2,584	$(3,889)	$14,101
Depreciation and amortization	$2,571	$685	$113	$3,369

Saga Communications, Inc.
Selected Supplemental Financial Data
June 30, 2013
(amounts in 000's except ratios)
(Unaudited)

			Less:	Plus:	Trailing
		12 Mos Ended	6 Mos Ended	6 Mos Ended	12 Mos Ended
		December 31,	June 30,	June 30,	June 30,
		2012	2012	2013	2013
	Trailing 12 Month Consolidated Earnings Before Interest
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$17,925	$7,837	$7,753	$17,841
	Exclusions:
	(Loss) gain on sale of assets	(213)	15	(15)	(243)
	Gain on sale of television station	-	-	223	223
	Other	302	188	(37)	77
	Total exclusions	89	203	171	57

	Consolidated adjusted net income (1)	17,836	7,634	7,582	17,784
Plus:	Interest expense	1,733	986	715	1,462
	Income tax expense	11,850	5,180	4,942	11,612
	Depreciation & amortization expense	7,051	3,563	3,296	6,784
	Amortization of television syndicated programming contracts	700	344	320	676
	Non-cash stock based compensation expense	132	82	16	66
	Less: Cash television programming payments	(712)	(353)	(317)	(676)
	Trailing twelve month consolidated EBITDA (1)	$38,590	$17,436	$16,554	$37,708

	Total long-term debt, including current maturities				$51,078
	Divided by trailing twelve month consolidated EBITDA (1)				37,708
	Leverage ratio				1.35

(1)	As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Six Months Ended
June 30, 2013 and 2012
(amounts in 000's)
(Unaudited)

Reconciliation of Station Operating Expense and Operating Income
			$ Increase	% Increase
	2013	2012	(Decrease)	(Decrease)
Three Months Ended June 30, 2013:
Station operating expense	$23,493	$21,959	$1,534	7.0%
Add: Music licensing fee credits received in the quarter	-	851	(851)	-100.0%
Station operating expense before licensing credits	$23,493	$22,810	$683	3.0%

Operating income	$8,357	$9,087	$(730)	-8.0%
Less: Music licensing fee credits received in the quarter	-	(851)	851	-100.0%
Operating income before licensing credits	$8,357	$8,236	$121	1.5%

			$ Increase	% Increase
	2013	2012	(Decrease)	(Decrease)
Six Months Ended June 30, 2013:
Station operating expense	$45,581	$44,319	$1,262	2.8%
Add: Music licensing fee credits received for the six months	-	851	(851)	-100.0%
Station operating expense before licensing credits	$45,581	$45,170	$411	0.9%

Operating income	$13,278	$14,101	$(823)	-5.8%
Less: Music licensing fee credits received for the six months	-	(851)	851	-100.0%
Operating income before licensing credits	$13,278	$13,250	$28	0.2%

CONTACT: Samuel D. Bush, 313/886-7070